EXHIBIT 23.1
                                                            ____________






                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2000 relating to the financial statements and financial statement schedules, which appears in Cadiz, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference in such Registration Statement of our reports dated February 15, 2000, relating to the financial statements of Cadiz Inc. and Sun World International, Inc., which appear in Cadiz Inc.'s Form 8-K dated January 16, 2001. Further we consent to the reference to us under the heading "Experts" in such Registration Statement and to the reference to us under the heading "Selected Financial Data" in such Annual Report on Form 10-K.


/s/  PricewaterhouseCoopers
_______________________________
     PricewaterhouseCoopers LLP

Los Angeles, California
January 16, 2001